Exhibit 99.1

Zymeworks to Acquire Theravance Biopharma, Inc.

•	Acquisition adds YUPELRI® (revefenacin), the first and only approved nebulized long-acting muscarinic antagonist (LAMA) for the maintenance treatment of COPD to Zymeworks’ portfolio

•	Acquisition of Theravance Biopharma at $17 per share is supported by an innovative non-recourse financing structure that enhances shareholder value by minimizing Zymeworks’ net capital at risk

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Transaction expected to be accretive to earnings and cash flow upon closing. YUPELRI® U.S. profit share and ex-U.S. royalties generate ~$60 million annualised cash flow at current run-rates, with continued expected growth

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Transaction financed primarily by $350 million non-recourse note secured solely by U.S. YUPELRI® profit share from OMERS Life Sciences, and Theravance Biopharma’s expected net cash balance of $360 million at closing. Zymeworks will contribute $219 million of cash at close and expects to receive $100 million TRELEGY ELLIPTA® milestone in Q1 2027, assuming milestone conditions met, offsetting cash outlay

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Acquisition adds diversified assets beyond YUPELRI®, including additional royalty interests, milestone payments, a preclinical I&I portfolio, and $2.5 billion in Irish tax attributes, further strengthening both potential near-term cash flow generation and long-term development optionality

•	Continued execution of Zymeworks share repurchase program for up to $125 million of common shares reflects ongoing capacity and intent to deploy capital for future buybacks

•	Conference call with Zymeworks management today at 8:30 am Eastern Time (ET)

Vancouver, British Columbia (June 29, 2026) – Zymeworks Inc. (Nasdaq: ZYME) (the “Company”), a biotechnology company managing a portfolio of licensed healthcare assets and developing a diverse pipeline of novel, multifunctional biotherapeutics, today announced it has entered into a definitive agreement to acquire Theravance Biopharma, Inc. (NASDAQ: TBPH); a biopharmaceutical company focused on delivering Medicines that Make a Difference® in people’s lives. This proposed acquisition adds YUPELRI®, the first and only nebulized, once-daily, long-acting muscarinic antagonist (LAMA) for the maintenance treatment of chronic obstructive pulmonary disease (COPD), to Zymeworks’ partnered portfolio, furthering the Company’s commitment to improving outcomes for patients with serious diseases.

YUPELRI® is positioned to add near-term commercial cash flows for Zymeworks upon closing, alongside existing Ziihera® (zanidatamab-hrii) cash flows, supporting a disciplined, and self-sustaining capital allocation model in which proceeds are reinvested to further advance our internal research and development portfolio, acquire additional partnered assets, and return capital to shareholders. Unlike traditional royalty business models, which are generally limited to passive participation, Zymeworks’ differentiated approach enables the acquisition and active restructuring of businesses to generate royalty-like economics with greater control, strategic flexibility, and a clear focus on long-term value creation. Zymeworks’ differentiated model, pairing an efficient internal infrastructure with diversified cash flows, uniquely positions the Company to capitalize on the value of Theravance Biopharma’s business.

YUPELRI® adds an anticipated long-duration and potentially growing cash flow stream

•	This acquisition, when closed, provides Zymeworks with access to a 35% U.S. net profit share in YUPELRI®, the only approved nebulized LAMA for the maintenance treatment of COPD.

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YUPELRI® has been marketed in the United States since 2019 through a collaboration between Viatris Inc. (“Viatris”) and Theravance Biopharma, who are responsible for U.S. community and hospital promotion respectively.

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Full-year U.S. net sales of YUPELRI® in 2025 were $266.6 million, representing 12% growth over 2024. For the first quarter of 2026, U.S. net sales of YUPELRI® were reported as $62.4 million, representing 7% growth over the same quarter in 2025.

•	Settlements have been reached with all YUPELRI® generic filers for an April 2039 licensed launch date for their versions of the product, or earlier depending on certain circumstances.

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Theravance Biopharma remains eligible to receive an additional $125 million in commercial milestone payments from Viatris based upon U.S. net sales, as well as double-digit tiered royalties and additional milestones on ex-U.S. net sales.

Potential upside from other Theravance Biopharma portfolio assets

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In addition to YUPELRI®, Theravance Biopharma is expected to receive $100 million in commercial milestone payments from Royalty Pharma in Q1 2027 related to global net sales of TRELEGY ELLIPTA® by GSK.

•	Theravance Biopharma is eligible to receive up to ~20% royalty on net sales of VIBATIV® (telavancin) from Cumberland.

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Following close of the transaction, Zymeworks will retain ownership of Theravance Biopharma’s research and development assets, which will be evaluated in the context of the Company’s broader pipeline and capital allocation framework.

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Zymeworks will explore the opportunity to externalize acquired assets. During the one-year period from closing of this transaction, a designee of Theravance Biopharma will seek to potentially license, divest or otherwise monetize ampreloxetine, with no additional resources expected from Zymeworks. The economics of any such transaction will be shared 20/80 between Zymeworks and Theravance Biopharma shareholders.

•	In addition, Zymeworks will retain approximately $2.5 billion of Irish tax attributes accumulated by Theravance Biopharma for potential future utilization.

Upon closing, Zymeworks intends to complete Theravance Biopharma’s previously announced organizational restructuring to align its resources with its commercial focus on YUPELRI ®, which is expected to significantly reduce research and development expenses and general and administrative costs, as well as seek additional synergies in the cost structure of the combined entities. Zymeworks intends to substantially preserve existing hospital promotion infrastructure from Theravance Biopharma’s commercial organization.

“The acquisition of Theravance Biopharma represents successful execution of one of the key strategic priorities we outlined earlier this year,” said Kenneth Galbraith, Chair and Chief Executive Officer of Zymeworks. “We are building a more diversified and durable business by combining partner-driven cash flows and innovative R&D, together in an integrated strategic approach to build long-term stockholder value. Upon closing, this acquisition meaningfully expands and diversifies future revenue sources for our partnered product portfolio, with an expected near-term impact on commercial royalty revenue. This transaction also aligns with our mission to combine near-term patient access with long-term innovation, by leveraging cash flows from established medicines to fund development of next-generation therapies, supporting both patients receiving treatment today and those awaiting future breakthroughs. YUPELRI® addresses a critical need for the approximately 16 million Americans living with COPD, and we look forward to supporting continued access to this important therapy with Viatris.”

“We are pleased to partner with Zymeworks in the execution of its strategy to integrate royalty growth, internal innovation, and strategic acquisitions to maximize long-term value. For OMERS, our financing aligns well with our mandate to deliver steady long-term returns to our more than 665,000 members,” said Rob Missere, Managing Director and Head of Life Sciences, OMERS Life Sciences.

Terms of the Transaction

Under the terms of the agreement, Zymeworks will acquire all the outstanding equity of Theravance Biopharma for $17.00 per share, which represents a total transaction value of approximately $929 million in cash consideration subject to customary adjustments, which is payable at closing.

The transaction has been unanimously approved by the boards of directors of both companies and is subject to customary closing conditions, including receipt of certain regulatory approvals and approval by Theravance Biopharma shareholders. The transaction is expected to close in the second half of 2026.

The transaction is expected to be accounted for as a business combination. The purchase price is expected to be primarily allocated to identifiable intangible assets, including YUPELRI® and contractual royalty streams, with any residual value recorded as goodwill. Potential milestone receipts will be evaluated as part of the purchase accounting process and recognized in accordance with applicable accounting standards. Zymeworks expects to provide additional details on the purchase price allocation upon closing of the transaction.

Kirkland & Ellis LLP is serving as legal counsel to Zymeworks. Matheson provided Irish tax counsel to Zymeworks. TD Cowen served as a financial advisor to Zymeworks on the OMERS royalty note. MTS Health Partners provided financial advice to Zymeworks.

Lazard is serving as lead financial advisor to Theravance Biopharma. Evercore is also serving as financial advisor to Theravance Biopharma. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to Theravance Biopharma.

Sidley Austin LLP is serving as legal counsel to OMERS Life Sciences. Maples and Calder (Ireland) LLP and Davies Ward Phillips & Vineberg LLP provided Irish legal counsel and tax counsel, respectively, to OMERS Life Sciences.

Financing of the Transaction

The acquisition will be financed through a $350 million non-dilutive, non-recourse note from OMERS Life Sciences, in which 75% of the YUPELRI® profit-share cash flows are contractually assigned to OMERS to service the associated debt obligations. The non-recourse note is secured by assets and entities of Theravance Biopharma related to YUPELRI® and do not have any recourse to the remainder of the Zymeworks’ business. This non-recourse note is structured to preserve the Company’s balance sheet flexibility and minimize shareholder dilution.

In addition, approximately $219 million of existing cash resources of Zymeworks will be used to finance the remaining purchase price of the transaction, along with expected net cash balances of Theravance Biopharma of approximately $360 million at closing. Factoring in the $100 million milestone payment expected from Royalty Pharma in Q1 2027 related to sales of TRELEGY, Zymeworks’ effective net investment is expected to be reduced by roughly 50%.

Zymeworks 2026 Share Repurchase Program

On May 14, 2026, the Board of Directors of Zymeworks authorized a share repurchase program under which the Company may repurchase up to $125 million of its outstanding common stock, par value $0.00001 per share. As of June 29, 2026, the Company has repurchased 1,437,073 shares of common stock for $35.4 million (exclusive of commission expense and estimated excise tax), representing an average purchase price of $24.63 per common share. Zymeworks plans to continue executing the share repurchase program, reflecting its ongoing capacity and intent to deploy capital toward future buybacks.

Investor Call Details

Zymeworks invites investors and the general public to view and listen to a live webcast of its conference call with investment analysts at 8:30 am ET on Monday, June 29, 2026.

Dial-in details and webcast link are available on Zymeworks’ website at https://ir.zymeworks.com/events-and-presentations. A webcast replay of the call will be available on the Zymeworks website within 24 hours following the conclusion of the live call and will be archived for a limited period.

About Theravance Biopharma, Inc.

Theravance Biopharma, Inc.’s focus is to deliver Medicines that Make a Difference® in people’s lives. In pursuit of its purpose, Theravance Biopharma leverages decades of expertise, which has led to the development of FDA-approved YUPELRI® (revefenacin) inhalation solution indicated for the maintenance treatment of patients with COPD. The Company is committed to creating/driving shareholder value.

YUPELRI® is an inhalation solution, a long-acting muscarinic antagonist (LAMA) and the first and only once-daily nebulized bronchodilator approved for the treatment of chronic obstructive pulmonary disease (COPD) in the United States. COPD is the third leading cause of death and the fourth leading cause of hospital readmissions in the U.S., affecting approximately 16 million Americans.

About OMERS Life Sciences and OMERS

OMERS Life Sciences provides royalty financings and other non-dilutive solutions to biopharma companies and academic institutions.

OMERS is a jointly sponsored, defined benefit pension plan, with more than 1,000 participating employers ranging from large cities to local agencies, and more than 665,000 active, deferred and retired members. Our members include union and non-union employees of municipalities, school boards, local boards, transit systems, electrical utilities, emergency services and children’s aid societies across Ontario. OMERS teams work in Toronto, London, New York, Amsterdam, Luxembourg, Singapore, Sydney and other major cities across North America and Europe – serving members and employers, and originating and managing a diversified portfolio of high-quality investments in government bonds, public and private credit, public and private equities, infrastructure and real estate.

About Zymeworks Inc.

Zymeworks is a global biotechnology company managing a portfolio of licensed healthcare assets and developing a diverse pipeline of novel, multifunctional biotherapeutics to improve the standard of care for difficult-to-treat diseases, including cancer, inflammation, and autoimmune disease. Zymeworks’ asset and royalty aggregation strategy focuses on optimizing positive future cash flows from an emerging portfolio of licensed products such as Ziihera® (zanidatamab-hrii) and other licensed products and product candidates, such as pasritamig. In addition, Zymeworks is building a portfolio of healthcare assets that can generate strong cash flows, while supporting the development of innovative medicines. Zymeworks engineered and developed Ziihera, a HER2-targeted bispecific antibody using Zymeworks’ proprietary Azymetric™ technology and has entered into separate agreements with BeOne Medicines Ltd. (formerly BeiGene, Ltd.) and Jazz Pharmaceuticals Ireland Limited granting each exclusive rights to develop and commercialize zanidatamab in different territories. Zymeworks is rapidly advancing a robust pipeline of product candidates, leveraging its expertise in both antibody drug conjugates and multispecific antibody therapeutics targeting novel pathways in areas of significant unmet medical need. Zymeworks’ complementary therapeutic platforms and fully integrated drug development engine provide the flexibility and compatibility to precisely engineer and develop highly differentiated antibody-based therapeutics. These capabilities have been further leveraged through strategic partnerships with global biopharmaceutical companies. For information about Zymeworks, visit www.zymeworks.com and follow @ZymeworksInc on X.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” or information within the meaning of the applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include, but are not limited to, statements that relate to Zymeworks’ ability to complete the proposed transaction with Theravance Biopharma; anticipated milestones payments; completion of Theravance Biopharma’s previously announced organizational restructuring; Zymeworks’ flexibility to invest in its R&D pipeline and pursue strategic opportunities while returning capital to stockholders; future growth of YUPELRI® sales and future royalty payments; contingent milestone payments due to Theravance Biopharma from the sale of Theravance Biopharma’s TRELEGY ELLIPTA® royalty interests; Zymeworks’ expectations regarding implementation of its long-term strategy to maximize value creation; Zymeworks’ and its partners’ clinical development of product candidates; potential safety profile and therapeutic effects of product candidates; the commercial potential of technology platforms and product candidates; the anticipated benefits of its collaboration agreements; and other information that is not historical information. When used herein, words such as “plan”, “believe”, “expect”, “may”, “continue”, “anticipate”, “potential”, “will”, “on track”, “progress”, “preserve”, “intend”, “could”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation: any of Zymeworks’ or its partners’ product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; Zymeworks and Theravance Biopharma may not be able to successfully execute the acquisition; uncertainties regarding the commercial success of YUPELRI® and TRELEGY; the anticipated benefits of the acquisition may not be realized or will not be realized within the expected time period;

TRELEGY may not achieve anticipated sales resulting in sales milestones not being met; Zymeworks may not achieve milestones or receive additional payments or royalties under its collaborations; regulatory agencies may impose additional requirements or delay the initiation of clinical trials; the impact of new or changing laws and regulations; market conditions, including the impact of tariffs; potential negative impacts of FDA regulatory delays and uncertainty around recent policy developments, changes in the leadership of federal agencies such as the FDA, staff layoffs, budget cuts to agency programs and research, and changes in drug pricing controls; the impact of pandemics and other health crises on Zymeworks’ business, research and clinical development plans and timelines and results of operations, including impact on its clinical trial sites, collaborators, and contractors who act for or on Zymeworks’ behalf; zanidatamab may not be successfully commercialized; Zymeworks’ business strategy related to anticipated and potential future milestones and royalty streams and existing and potential new partnerships may not be successfully implemented; Zymeworks’ evolution of its business strategy may not deliver meaningful stockholder returns; Zymeworks may be unsuccessful in actively managing and/or aggregating revenue-generating assets alongside its active R&D operations; ongoing and future clinical trials may not demonstrate safety and efficacy of any of Zymeworks’ or its collaborators’ product candidates; data providing early validation of our antibody drug conjugate platform and next generation pipeline programs may not be replicated in future studies; Zymeworks’ assumptions and estimates regarding its financial condition, future financial performance and estimated cash runway may be incorrect; inability to maintain or enter into new partnerships or strategic collaborations; the inability of Zymeworks to identify and consummate a strategic acquisition; and the factors described under “Risk Factors” in Zymeworks’ quarterly and annual reports filed with the Securities and Exchange Commission (copies of which may be obtained at www.sec.gov and www.sedarplus.ca).

Although Zymeworks believes that such forward-looking statements are reasonable, there can be no assurance they will prove to be correct. Investors should not place undue reliance on forward-looking statements. The above assumptions, risks and uncertainties are not exhaustive. Forward-looking statements are made as of the date hereof and, except as may be required by law, Zymeworks undertakes no obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances, or to reflect the occurrences of unanticipated events.

Contacts:

Investor Inquiries:

Shrinal Inamdar

Vice President, Investor Relations

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Diana Papove

Vice President, Corporate Communications

(604) 678-1388

media@zymeworks.com